Exhibit 10.1

EXECUTION VERSION

PRIVATE AND CONFIDENTIAL

September 10, 2025

Stellar Hann Investment Ltd.
c/o ICS Corporate Services (BVI) Limited
[***]

[***]

Email: [***]

RE:	Termination of Securities Purchase Agreement

Reference is made to the Securities Purchase Agreement by and between T1 Energy Inc. (f/k/a FREYR Battery, Inc.) (“T1”) and Stellar Hann Investment Ltd. (f/k/a Trinaway Investment Second Ltd.) (“Stellar Hann”) dated November 6, 2024 (the “Securities Purchase Agreement”). T1 and Stellar Hann shall be referred to herein as the “Parties” and in each of them individually as a “Party”. Capitalized terms used in this letter agreement (this “Letter”) and not otherwise defined have the meaning given to them in the Securities Purchase Agreement.

1.	Each of the Parties hereby agrees that, effective as of the date hereof, (a) the Securities Purchase Agreement shall terminate and be of no further force or effect and (b) none of the Parties nor their respective Affiliates, representatives, directors, officers, attorneys, agents, employees, shareholders, controlling persons or subsidiaries, shall have any further rights, duties, liabilities or obligations of any nature whatsoever with respect to, in connection with, or otherwise arising out of, the Securities Purchase Agreement, other than (x) the provisions of Section 7 of the Securities Purchase Agreement which shall survive such termination and (y) the provisions of this Letter.

2.	In consideration for the termination of the Securities Purchase Agreement:

(a)	T1 shall pay or cause to be paid to Stellar Hann an amount equal to Five Million Dollars ($5,000,000) by wire transfer to Stellar Hann’s bank account listed in Exhibit A of this Letter of immediately available funds no later than ninety (90) days following the date of this Letter; and

(b)	T1 shall issue seven million (7,000,000) penny warrants to Stellar Hann concurrently with executing this Letter on the terms set forth in the warrant agreement attached hereto as Exhibit B.

3.	Notwithstanding any provisions in the Securities Purchase Agreement, each of the Parties, on behalf of itself and each of its Affiliates, and its and their respective representatives, directors, officers, attorneys, agents, employees, shareholders, controlling persons, subsidiaries, and each of their successors and assigns (the “Releasors”), hereby fully releases, forever discharges and covenants not to take any action against the other Party or its Affiliates, and its and their respective representatives, directors, officers, attorneys, agents, employees, shareholders, controlling persons, subsidiaries, and each of their successors and assigns (individually, a “Releasee,” and collectively, “Releasees”) from, and with respect to, any and all claims, dues and demands, proceedings, causes of action, orders, obligations, contracts and agreements, debts and liabilities of any nature whatsoever, whether at law or in equity, that such Releasor now has, has ever had or may hereafter have against the respective Releasees with respect to, in connection with, or otherwise arising out of, the Securities Purchase Agreement, other than pursuant to the terms of this Letter.

4.	At any time or from time to time after the date of this Letter, each Party shall do all things reasonably required to give effect to this Letter including executing all deeds and documents, convening all meetings, giving all waivers and consents, passing resolutions and otherwise exercising all powers and rights available to it.

5.	The provisions of Section 7 of the Securities Purchase Agreement (other than sub-sections (i), (j) and (k)) shall apply mutatis mutandis to this Letter.

[Signature page follows]

Sincerely,

T1 Energy Inc.

/s/ Daniel Barcelo
Name:	Daniel Barcelo
Title:	Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to Termination Letter of Securities Purchase Agreement]

Accepted and Agreed:

Stellar Hann Investment Ltd.:

/s/ Chunyan Wu
Name:	Chunyan Wu
Title:	Authorized Signatory

[Signature Page to Termination Letter of Securities Purchase Agreement]

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